Exhibit 99.1
For Immediate Release

Hudson Global Reports 2024 Third Quarter Results

OLD GREENWICH, CT - November 12, 2024 - Hudson Global, Inc. (Nasdaq: HSON) ("Hudson Global" or "the Company"), a leading global total talent solutions company, announced today financial results for the third quarter ended September 30, 2024.

2024 Third Quarter Summary

•Revenue of $36.9 million decreased 6.5% from the third quarter of 2023 and 8.1% in constant currency.
•Adjusted net revenue of $18.6 million decreased 4.0% from the third quarter of 2023 and 5.2% in constant currency.
•Net loss was $0.8 million, or $0.28 per diluted share, compared to net income of $0.5 million, or $0.17 per diluted share, for the third quarter of 2023. Adjusted net loss per diluted share (non-GAAP measure)* was $0.13 compared to adjusted net income per diluted share of $0.24 in the third quarter of 2023.
•Adjusted EBITDA (non-GAAP measure)* was $0.8 million, a decrease versus adjusted EBITDA of $2.0 million in the third quarter of 2023.
•Under the $5 million common stock repurchase program effective August 8, 2023, the Company repurchased $0.4 million of stock in the third quarter of 2024. Year to date, the Company has repurchased $2.5 million of stock under this program and a total of $2.9 million since August 2023.
•Total cash including restricted cash was $16.5 million at September 30, 2024.

“Results for the third quarter of 2024 continued to be impacted by a market-driven slowdown in hiring activity, which we are seeing across our client base," said Jeff Eberwein, CEO of Hudson Global. "We have taken steps to mitigate the impacts of the current environment while also positioning ourselves for a market recovery."

Jake Zabkowicz, Global CEO of Hudson RPO, added, “In the third quarter of 2024, we made multiple strategic hires with a focus on further enhancing our geographic reach and service offerings. These individuals bring deep industry expertise to Hudson RPO, further enhancing our global reputation and capabilities. Our efforts are evidenced by a myriad of recognitions we were proud to receive, including our 16th consecutive year ranking among HRO Today magazine’s Baker’s Dozen list of top enterprise RPO providers.”

* The Company provides non-GAAP measures as a supplement to financial results based on accounting principles generally accepted in the United States ("GAAP"). Constant currency, adjusted EBITDA, EBITDA, adjusted net income or loss, and adjusted net income or loss per diluted share are defined in the segment tables at the end of this release and a reconciliation of such non-GAAP measures to the most directly comparable GAAP measures is included within such segment tables.

Regional Highlights

All rate comparisons are in constant currency.

Americas

In the third quarter of 2024, Americas revenue of $7.6 million increased 6% and adjusted net revenue of $6.6 million decreased 3% from the third quarter of 2023. EBITDA was $0.4 million in the third quarter of 2024, versus a breakeven EBITDA in the same period last year. Adjusted EBITDA was $0.6 million in the third quarter of 2024 compared to adjusted EBITDA of $0.3 million in the same period last year.

Asia Pacific

Asia Pacific revenue of $22.6 million decreased 15% and adjusted net revenue of $7.8 million decreased 11% in the third quarter of 2024 compared to the same period in 2023. EBITDA was $0.3 million in the third quarter of 2024 compared to EBITDA of $1.9 million in the same period one year ago, and adjusted EBITDA was $0.9 million compared to adjusted EBITDA of $2.3 million in the third quarter of 2023.

Europe, Middle East, and Africa ("EMEA")

EMEA revenue in the third quarter of 2024 increased 7% to $6.7 million and adjusted net revenue of $4.1 million increased 5% from the third quarter of 2023. EBITDA was flat in the third quarter of 2024 compared to an EBITDA loss of $0.3 million in the same period one year ago. Adjusted EBITDA of $0.2 million in the third quarter of 2024 was in line with adjusted EBITDA of $0.2 million in the third quarter of 2023.

Corporate Costs

In the third quarter of 2024, the Company's corporate costs were $0.9 million, compared to $0.8 million in the prior year quarter. Corporate costs in both the third quarter of 2024 and 2023 excluded non-recurring expenses of $0.1 million.

Liquidity and Capital Resources

The Company ended the third quarter of 2024 with $16.5 million in cash, including $0.7 million in restricted cash. The Company generated $1.3 million in cash flow from operations during the third quarter of 2024 compared to an outflow of $0.7 million of cash flow from operations in the third quarter of 2023.

Share Repurchase Program

The Company approved a new $5 million common stock share repurchase program, effective August 8, 2023. As of September 30, 2024, under this program, the Company has acquired 61,224 shares in the open market for a total of $1 million. In addition, the Company repurchased 44,250 shares in the first quarter of 2024 and 69,567 shares in the second quarter of 2024 in privately negotiated transactions, leaving a remaining balance of $2.1 million available for purchase under the 2023 authorization. The Company continues to view share repurchases as an attractive use of capital.

NOL Carryforward

As of December 31, 2023, Hudson Global had $302 million of usable net operating losses (“NOL”) in the U.S., which the Company considers to be a very valuable asset for its stockholders. In order to protect the value of the NOL for all stockholders, the Company has a rights agreement and charter amendment in place that limit beneficial ownership of Hudson Global common stock to 4.99%. Stockholders who wish to own more than 4.99% of Hudson Global common stock, or who already own more than 4.99% of Hudson Global common stock and wish to buy more, may only acquire additional shares with the Board’s prior written approval.

Conference Call/Webcast

The Company will conduct a conference call today, Tuesday, November 12, 2024 at 10:00 a.m. ET to discuss this announcement. Individuals wishing to listen can access the webcast on the investor information section of the Company's web site at hudsonrpo.com.

If you wish to join the conference call, please use the dial-in information below:
•Toll-Free Dial-In Number: (833) 816-1383
•International Dial-In Number: (412) 317-0476

The archived call will be available on the investor information section of the Company's website at hudsonrpo.com.

About Hudson Global
Hudson Global, Inc. is a leading global total talent solutions provider operating under the brand name Hudson RPO. We deliver innovative, customized recruitment outsourcing and total talent solutions to organizations worldwide. Through our consultative approach, we develop tailored talent solutions designed to meet our clients’ strategic growth initiatives. As a trusted advisor, we meet our commitments, deliver quality and value, and strive to exceed expectations.

For more information, please visit us at hudsonrpo.com or contact us at ir@hudsonrpo.com.

Investor Relations:
The Equity Group
Lena Cati
212 836-9611 / lcati@equityny.com

Forward-Looking Statements

This press release contains statements that the Company believes to be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release, including statements regarding the Company's future financial condition, results of operations, business operations and business prospects, are forward-looking statements. Words such as “anticipate,” "estimate," "expect," "project," "intend," "plan," "predict," "believe" and similar words, expressions and variations of these words and expressions are intended to identify forward-looking statements. All forward-looking statements are subject to important factors, risks, uncertainties, and assumptions, including industry and economic conditions that could cause actual results to differ materially from those described in the forward-looking statements. Such factors, risks, uncertainties and assumptions include, but are not limited to, global economic fluctuations; the Company’s ability to successfully achieve its strategic initiatives ; risks related to potential acquisitions or dispositions of businesses by the Company; the Company’s ability to operate successfully as a company focused on its RPO business; risks related to fluctuations in the Company’s operating results from quarter to quarter due to various factors such as rising inflationary pressures and interest rates; the loss of or material reduction in our business with any of the Company’s largest customers; the ability of clients to terminate their relationship with the Company at any time; competition in the Company’s markets; the negative cash flows and operating losses that may recur in the future; risks relating to how future credit facilities may affect or restrict our operating flexibility; risks associated with the Company’s investment strategy; risks related to international operations, including foreign currency fluctuations, political events, natural disasters or health crises, including the Russia-Ukraine war, the Hamas-Israel war, and potential conflict in the Middle East; the Company’s dependence on key management personnel; the Company’s ability to attract and retain highly skilled professionals, management, and advisors; the Company’s ability to collect accounts receivable; the Company’s ability to maintain costs at an acceptable level; the Company’s heavy reliance on information systems and the impact of potentially losing or failing to develop technology; risks related to providing uninterrupted service to clients; the Company’s exposure to employment-related claims from clients, employers and regulatory authorities, current and former employees in connection with the Company’s business reorganization initiatives, and limits on related insurance coverage; the Company’s ability to utilize net operating loss carryforwards; volatility of the Company’s stock price; the impact of government regulations; restrictions imposed by blocking arrangements; risks related to the use of new and evolving technologies; and the adverse impacts of cybersecurity threats and attacks. Additional information concerning these, and other factors is contained in the Company's filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this document. The Company assumes no obligation, and expressly disclaims any obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Financial Tables Follow

HUDSON GLOBAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue	$36,853	$39,398	$106,456	$127,367

Operating expenses:
Direct contracting costs and reimbursed expenses	18,250	20,028	53,908	63,650
Salaries and related	14,908	14,335	44,399	49,206
Office and general	2,823	2,503	8,164	7,991
Marketing and promotion	971	881	2,627	2,794
Depreciation and amortization	358	374	1,042	1,076
Total operating expenses	37,310	38,121	110,140	124,717
Operating (loss) income	(457)	1,277	(3,684)	2,650
Non-operating income (expense):
Interest income, net	93	90	280	284
Other (expense) income, net	(184)	(404)	(318)	(321)
(Loss) income before income taxes	(548)	963	(3,722)	2,613
Provision for income taxes	298	430	463	1,148
Net (loss) income	$(846)	$533	$(4,185)	$1,465
(Loss) earnings per share:
Basic	$(0.28)	$0.17	$(1.39)	$0.48
Diluted	$(0.28)	$0.17	$(1.39)	$0.47
Weighted-average shares outstanding:
Basic	2,975	3,068	3,009	3,062
Diluted	2,975	3,141	3,009	3,134

HUDSON GLOBAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)
(unaudited)

	September 30, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$15,835	$22,611
Accounts receivable, less allowance for expected credit losses of $372 and $378, respectively	24,475	19,710
Restricted cash, current	457	354
Prepaid and other	2,254	3,172
Total current assets	43,021	45,847
Property and equipment, net of accumulated depreciation of $1,750 and $1,564, respectively	301	421
Operating lease right-of-use assets	1,272	1,431
Goodwill	5,771	5,749
Intangible assets, net of accumulated amortization of $3,646 and $2,771, respectively	2,759	3,628
Deferred tax assets, net	3,634	3,360
Restricted cash, non-current	201	205
Other assets	195	317
Total assets	$57,154	$60,958
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,166	$868
Accrued salaries, commissions, and benefits	5,461	4,939
Accrued expenses and other current liabilities	5,757	4,635
Operating lease obligations, current	757	768
Total current liabilities	13,141	11,210
Income tax payable	91	87
Operating lease obligations	543	664
Other liabilities	439	443
Total liabilities	14,214	12,404
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value, 10,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.001 par value, 20,000 shares authorized; 4,006 and 3,896 shares issued; 2,731 and 2,807 shares outstanding, respectively	4	4
Additional paid-in capital	493,981	493,036
Accumulated deficit	(429,432)	(425,247)
Accumulated other comprehensive loss, net of applicable tax	(684)	(1,290)
Treasury stock, 1,275 and 1,089 shares, respectively, at cost	(20,929)	(17,949)
Total stockholders’ equity	42,940	48,554
Total liabilities and stockholders’ equity	$57,154	$60,958

HUDSON GLOBAL, INC.
SEGMENT ANALYSIS - QUARTER TO DATE
RECONCILIATION OF ADJUSTED EBITDA
(in thousands)
(unaudited)

For The Three Months Ended September 30, 2024	Americas	Asia Pacific	EMEA	Corporate	Total
Revenue, from external customers	$7,578	$22,560	$6,715	$—	$36,853
Adjusted net revenue, from external customers (1)	$6,634	$7,847	$4,122	$—	$18,603
Net loss					$(846)
Provision from income taxes					298
Interest income, net					(93)
Depreciation and amortization					358
EBITDA (loss) (2)	$351	$312	$42	$(988)	(283)
Non-operating expense (income), including corporate administration charges	182	197	80	(275)	184
Stock-based compensation expense	67	109	40	265	481
Non-recurring severance and professional fees	31	277	15	134	457
Adjusted EBITDA (loss) (2)	$631	$895	$177	$(864)	$839

For The Three Months Ended September 30, 2023	Americas	Asia Pacific	EMEA	Corporate	Total
Revenue, from external customers	$7,167	$26,106	$6,125	$—	$39,398
Adjusted net revenue, from external customers (1)	$6,854	$8,694	$3,822	$—	$19,370
Net income					$533
Provision for income taxes					430
Interest income, net					(90)
Depreciation and amortization					374
EBITDA (loss) (2)	$20	$1,890	$(300)	$(363)	1,247
Non-operating expense (income), including corporate administration charges	96	390	457	(539)	404
Stock-based compensation expense	84	26	38	(17)	131
Non-recurring severance and professional fees	—	27	—	82	109
Compensation expense related to acquisitions (3)	113	—	—	—	113
Adjusted EBITDA (loss) (2)	$313	$2,333	$195	$(837)	$2,004

(1)    Represents Revenue less the Direct contracting costs and reimbursed expenses caption on the Condensed Consolidated Statements of Operations.
(2)    Non-GAAP earnings before interest, income taxes, and depreciation and amortization (“EBITDA”) and non-GAAP earnings before interest, income taxes, depreciation and amortization, non-operating income (expense), stock-based compensation expense, and other non-recurring severance and professional fees (“Adjusted EBITDA”) are presented to provide additional information about the Company's operations on a basis consistent with the measures which the Company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the Company's profitability or liquidity. Furthermore, EBITDA and Adjusted EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.
(3)    Represents compensation expense payable per the terms of acquisition agreements.

HUDSON GLOBAL, INC.
SEGMENT ANALYSIS - YEAR TO DATE (continued)
RECONCILIATION OF ADJUSTED EBITDA
(in thousands)
(unaudited)

For The Nine Months Ended September 30, 2024	Americas	Asia Pacific	EMEA	Corporate	Total
Revenue, from external customers	$20,544	$66,718	$19,194	$—	$106,456
Adjusted net revenue, from external customers (1)	$18,783	$22,020	$11,745	$—	$52,548
Net loss					$(4,185)
Provision from income taxes					463
Interest income, net					(280)
Depreciation and amortization					1,042
EBITDA (loss) (2)	$(111)	$(65)	$459	$(3,243)	(2,960)
Non-operating expense (income), including corporate administration charges	325	602	168	(777)	318
Stock-based compensation expense	166	337	144	399	1,046
Non-recurring severance and professional fees	162	614	22	840	1,638
Adjusted EBITDA (loss) (2)	$542	$1,488	$793	$(2,781)	$42

For The Nine Months Ended September 30, 2023	Americas	Asia Pacific	EMEA	Corporate	Total
Revenue, from external customers	$25,008	$81,784	$20,575	$—	$127,367
Adjusted net revenue, from external customers (1)	$24,097	$26,734	$12,886	$—	$63,717
Net income					$1,465
Provision for income taxes					1,148
Interest income, net					(284)
Depreciation and amortization					1,076
EBITDA (loss) (2)	$(876)	$5,455	$995	$(2,169)	3,405
Non-operating expense (income), including corporate administration charges	435	994	523	(1,631)	321
Stock-based compensation expense	341	147	166	333	987
Non-recurring severance and professional fees	105	28	124	493	750
Compensation expense related to acquisitions (3)	338	—	—	—	338
Adjusted EBITDA (loss) (2)	$343	$6,624	$1,808	$(2,974)	$5,801

(1)    Represents Revenue less the Direct contracting costs and reimbursed expenses caption on the Condensed Consolidated Statements of Operations.
(2)    Non-GAAP earnings before interest, income taxes, and depreciation and amortization (“EBITDA”) and non-GAAP earnings before interest, income taxes, depreciation and amortization, non-operating (income) expense, stock-based compensation expense, and other non-recurring severance and professional fees (“Adjusted EBITDA”) are presented to provide additional information about the Company's operations on a basis consistent with the measures which the Company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the Company's profitability or liquidity. Furthermore, EBITDA and Adjusted EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.
(3)    Represents compensation expense payable per the terms of acquisition agreements.

HUDSON GLOBAL, INC.
RECONCILIATION OF CONSTANT CURRENCY MEASURES
(in thousands) (unaudited)

The Company operates on a global basis, with the majority of its revenue generated outside of the United States. Accordingly, fluctuations in foreign currency exchange rates can affect its results of operations. Constant currency information compares financial results between periods as if exchange rates had remained constant period-over-period. The Company defines the term “constant currency” to mean that financial data for a previously reported period are translated into U.S. dollars using the same foreign currency exchange rates that were used to translate financial data for the current period. Changes in revenue, adjusted net revenue, selling, general and administrative expenses ("SG&A"), other non-operating income (expense), operating income (loss) and EBITDA (loss) include the effect of changes in foreign currency exchange rates. The Company’s management reviews and analyzes business results in constant currency and believes these results better represent the Company’s underlying business trends. The Company believes that these calculations are a useful measure, indicating the actual change in operations. There are no significant gains or losses on foreign currency transactions between subsidiaries. Therefore, changes in foreign currency exchange rates generally impact only reported earnings.

	Three Months Ended September 30,
	2024	2023
	As	As	Currency	Constant
	reported	reported	translation	currency
Revenue:
Americas	$7,578	$7,167	$(11)	$7,156
Asia Pacific	22,560	26,106	554	26,660
EMEA	6,715	6,125	143	6,268
Total	$36,853	$39,398	$686	$40,084
Adjusted net revenue (1)
Americas	$6,634	$6,854	$(6)	$6,848
Asia Pacific	7,847	8,694	168	8,862
EMEA	4,122	3,822	92	3,914
Total	$18,603	$19,370	$254	$19,624
SG&A:(2)
Americas	$6,130	$6,859	$(19)	$6,840
Asia Pacific	7,312	6,304	117	6,421
EMEA	3,997	3,644	85	3,729
Corporate	1,263	912	—	912
Total	$18,702	$17,719	$183	$17,902
Operating income (loss):
Americas	$224	$(197)	$—	$(197)
Asia Pacific	466	2,228	50	2,278
EMEA	116	150	8	158
Corporate	(1,263)	(904)	—	(904)
Total	$(457)	$1,277	$58	$1,335
EBITDA (loss):
Americas	$351	$20	$(1)	$19
Asia Pacific	312	1,890	29	1,919
EMEA	42	(300)	(4)	(304)
Corporate	(988)	(363)	—	(363)
Total	$(283)	$1,247	$24	$1,271

(1)Represents Revenue less the Direct contracting costs and reimbursed expenses caption on the Condensed Consolidated Statements of Operations.
(2)SG&A is a measure that management uses to evaluate the segments’ expenses and includes salaries and related costs, office and general costs, and marketing and promotion costs.

HUDSON GLOBAL INCOME PER DILUTED SHARE
(in thousands, except per share amounts)
(unaudited)

	Adjusted	Diluted Shares	Per Diluted
For The Three Months Ended September 30, 2024	Net Loss	Outstanding	Share (1)
Net loss	$(846)	2,975	$(0.28)
Non-recurring severance and professional fees (after tax)	457	2,975	0.15
Adjusted net loss (3)	$(389)	2,975	$(0.13)

	Adjusted	Diluted Shares	Per Diluted
For The Three Months Ended September 30, 2023	Net Income	Outstanding	Share (1)
Net income	$533	3,141	$0.17
Non-recurring severance and professional fees (after tax)	109	3,141	0.04
Compensation expense related to acquisitions (after tax) (2)	113	3,141	0.04
Adjusted net income (3)	$755	3,141	$0.24

(1)    Amounts may not sum due to rounding.

(2)    Represents compensation expense payable per the terms of the Coit acquisition, including a promissory note for $1.35 million payable over three years, and $500k of the Company's common stock vesting over 30 months.

(3)    Adjusted net income or loss per diluted share are Non-GAAP measures defined as reported net income or loss and reported net income or loss per diluted share before items such as acquisition-related costs and non-recurring severance and professional fees after tax that are presented to provide additional information about the Company's operations on a basis consistent with the measures that the Company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. Adjusted net income or loss per diluted share should not be considered in isolation or as substitutes for net income or loss and net income or loss per share and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as measures of the Company's profitability or liquidity. Further, adjusted net income or loss and adjusted net income or loss per diluted share as presented above may not be comparable with similarly titled measures reported by other companies.